UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Climate Change Crisis Real Impact I Acquisition Corporation

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On June 2, 2021, EVgo Services LLC’s Chief Executive Officer, Cathy Zoi, spoke on CNBC – The Exchange on the growing need for EV charging stations and the SPAC debut. Below is a copy of the transcript of the CNBC – The Exchange interview, which is being filed herewith as a soliciting material.

Cathy Zoi, EVgo Services, LLC

CNBC – The Exchange Transcript: “EVgo CEO on the Growing Need for EV Charging Stations, SPAC Debut”

June 2, 2021 at 1:00 p.m. ET

Kelly Evans: And that growing EV push could benefit my next guest’s company in a big way. EVgo already has the nation’s largest network of fast charging stations and plans to more than triple its scale in the next five years as demand rises. For more, let’s welcome in Cathy Zoi – she is the CEO. Cathy, it’s great to have you here. We just had news today about 7-11 installing its own fast charging – 500 direct current fast charging ports at 250 locations. Is that a rival technology to yours or is that your technology?

Cathy Zoi: It’s a super, large fast-growing market as you’ve noted. I mean with all of these EVs coming to market, we need tens of thousands of chargers in the next few years. So EVgo is the largest – as you noted – public fast charging company where we own and operate our stations. We have some chargers at 7-11s now, but it looks as if 7-11 is going to go and invest in their own charging infrastructure for those locations as well.

KE: Tell me what the difference would be between the growth of companies kind of DIY – doing it themselves – and where we should expect to see, and why we would want to specifically seek out, EVgo.

CZ: Well, EVgo partners with some of the largest grocery [store] chains, retail locations in the country. We are in 800 locations now, rapidly expanding. Our theory is that people want to charge where they’re going to be anyway. So, we love being in grocery store parking lots – we are at Albertsons and Safeway and Kroger and Whole Foods and Meijer. Everywhere you’re going to be anyways. So you go and you drive up, you plug in, you do your shopping, you come out and you’ve got your fuel for your EV.

KE: That’s a great point. And as we look through the economics of all this – as I understand it, fast charging is kind of the way that EV can really get scaled. It just takes a long time to charge the traditional way. So in terms of speed, this is kind of the way to go – in terms of cost, does it rival a traditional gasoline station fill-up?

CZ: Well, our average spend for a charging session today is about eight dollars and twenty cents. With the technology that we’re putting out there now, it’s about 150 miles of range in 15 minutes. So it’s a great, while you’re shopping plug in and get another 150 miles of range. We have electricity everywhere – we need to put the fast charging everywhere. And as I say, that’s why we just feel like going where people are going to be anyway – at a park, at a grocery store – it is just the perfect mix. Now, people are still going to charge at home, right? Overnight charging makes sense if you’ve got a plug in your garage. But the truth is Kelly, 30 percent of Americans don’t have access to at-home charging. People like me – I live in an apartment that I rent in Santa Monica and I don’t have access to a home charger so I need to charge away from home. And I want to do it fast.

KE: That’s a great point. Finally, Cathy – are you guys going public? SPAC?

CZ: We are, we are going public through a SPAC. And it looks like by the end of quarter, the EVgo ticker will go live. You know, by June 30th.

KE: Wow, we cannot wait to add that to our list of EV stocks to watch and thank you for explaining your technology and your growth plans. Cathy, appreciate you being here.

CZ: My pleasure.

KE: Cathy Zoi is the CEO of EVgo.

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Additional Information and Where to Find It

In connection with the proposed business combination between EVgo and CRIS and related transactions (the “Proposed Transactions”), CRIS has filed a definitive proxy statement (the “Proxy Statement”) with the SEC, which was distributed to holders of CRIS’s common stock in connection with CRIS’s solicitation of proxies for the vote by CRIS’s stockholders with respect to the Proposed Transactions and other matters as described in the Proxy Statement. Investors and security holders and other interested parties are urged to read the Proxy Statement, and any amendments thereto and any other documents filed with the SEC carefully and in their entirety because they contain important information about CRIS, EVgo and the Proposed Transactions. Investors and security holders may obtain free copies of the Proxy Statement and other documents filed with the SEC by CRIS through the website maintained by the SEC at http://www.sec.gov, or by directing a request to: Climate Change Crisis Real Impact I Acquisition Corporation, 300 Carnegie Center, Suite 150, Princeton, New Jersey 08540. The information contained on, or that may be accessed through, the websites referenced in this press release is not incorporated by reference into, and is not a part of, this press release.

Participants in the Solicitation

CRIS and EVgo and their respective directors and certain of their respective executive officers and other members of management and employees may be considered participants in the solicitation of proxies with respect to the Proposed Transactions. Information about the directors and executive officers of CRIS and EVgo is set forth in the Proxy Statement. Stockholders, potential investors and other interested persons should read the Proxy Statement carefully before making any voting or investment decisions. These documents can be obtained free of charge from the sources indicated above.

Cautionary Statements Regarding Forward-Looking Information

Certain statements in this Schedule 14A that are not historical facts may constitute forward-looking statements are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. All statements, other than statements of present or historical fact included in this Schedule 14A, regarding CRIS’s proposed business combination with EVgo, CRIS’s ability to consummate the transaction, the benefits of the transaction and the combined company’s future financial performance, as well as the combined company’s strategy, future operations, estimated financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. These statements are based on various assumptions, whether or not identified in this Schedule 14A, and on the current expectations of the respective management of CRIS and EVgo and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of CRIS or EVgo. Potential risks and uncertainties that could cause the actual results to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, changes in domestic and foreign business, market, financial, political and legal conditions; the inability of the parties to successfully or timely consummate the business combination, including the risk that any regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the business combination or that the approval of the stockholders of CRIS or EVgo is not obtained; failure to realize the anticipated benefits of business combination; risk relating to the uncertainty of the projected financial information with respect to EVgo; the amount of redemption requests made by CRIS’s stockholders; the overall level of consumer demand for EVgo’s products; general economic conditions and other factors affecting consumer confidence, preferences, and behavior; disruption and volatility in the global currency, capital, and credit markets; the financial strength of EVgo’s customers; EVgo’s ability to implement its business strategy; changes in governmental regulation, EVgo’s exposure to litigation claims and other loss contingencies; disruptions and other impacts to EVgo’s business, as a result of the COVID-19 pandemic and government actions and restrictive measures implemented in response; stability of EVgo’s suppliers, as well as consumer demand for its products, in light of disease epidemics and health-related concerns such as the COVID-19 pandemic; the impact that global climate change trends may have on EVgo and its suppliers and customers; EVgo’s ability to protect patents, trademarks and other intellectual property rights; any breaches of, or interruptions in, CRIS’s information systems; fluctuations in the price, availability and quality of electricity and other raw materials and contracted products as well as foreign currency fluctuations; changes in tax laws and liabilities, tariffs, legal, regulatory, political and economic risks. More information on potential factors that could affect CRIS’s or EVgo’s financial results is included from time to time in CRIS’s public reports filed with the SEC, as well as the Proxy Statement that CRIS has filed with the SEC in connection with CRIS’s solicitation of proxies for the meeting of stockholders to be held to approve, among other things, the proposed business combination. If any of these risks materialize or CRIS’s or EVgo’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither CRIS nor EVgo presently know, or that CRIS and EVgo currently believe are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect CRIS’s and EVgo’s expectations, plans or forecasts of future events and views as of the date of this Schedule 14A. CRIS and EVgo anticipate that subsequent events and developments will cause their assessments to change. However, while CRIS and EVgo may elect to update these forward-looking statements at some point in the future, CRIS and EVgo specifically disclaim any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing CRIS’s or EVgo’s assessments as of any date subsequent to the date of this Schedule 14A. Accordingly, undue reliance should not be placed upon the forward-looking statements.